Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-252525) of our report dated June 28, 2023, with respect to the financial statements and supplemental schedule of Dream Finders Homes 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2022.

/s/ Pivot CPAs
Ponte Vedra Beach, Florida